As filed with the Securities and Exchange Commission on October 28, 2010

Registration Nos. 33-10218, 33-13210, 333-139523,

333-148070, 333-156188, 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3260245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6601 West Broad Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Deferred Profit-Sharing Plan for Salaried Employees

Deferred Profit-Sharing Plan for Hourly Employees

(Full titles of the plans)

W. Hildebrandt Surgner, Jr.

Corporate Secretary and Senior Assistant General Counsel

ALTRIA GROUP, INC.

6601 West Broad Street

Richmond, Virginia 23230

(Name and address of agent for service)

(804) 274-2200

(Telephone number, including area code, of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan for Salaried Employees	50,000,000 shs. (2)	$25.01	$1,250,500,000	$89,160.65
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan for Hourly Employees	50,000,000 shs. (2)	$25.01	$1,250,500,000	$89,160.65
Total		100,000,000 shs. (2)		$2,501,000,000	$178,321.30

(1)

Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for the common stock reported in the consolidated reporting system on October 27, 2010.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

Explanatory Note

Altria Group, Inc. (the “Company”) is hereby registering an aggregate of 100,000,000 shares of its common stock, $0.33 1/3 par value per share, and an indeterminate amount of plan interests, for issuance pursuant to the following employee benefit plans (collectively, the “401(k) Plans”):

Plan	Number of Shares
Deferred Profit-Sharing Plan for Salaried Employees	50,000,000
Deferred Profit-Sharing Plan for Hourly Employees	50,000,000

Registration statements on Form S-8 relating to the same class of securities and the same employee benefit plans are currently effective, as shown below:

Plan	Initial Filing Dates	Registration Numbers
Deferred Profit-Sharing Plan for Salaried Employees	11/18/86	33-10218 333-139523 333-148070 333-156188

Deferred Profit-Sharing Plan for Hourly Employees[1]	4/10/87	33-13210 333-139523 333-148070 333-156188

The previous registration statements on Form S-8, together with post-effective amendments thereto (File No. 33-10218, File No. 33-13210, File No. 333-139523, File No. 333-148070 and File No. 333-156188) filed by the Company with the Securities and Exchange Commission (the “Commission”) (the “Previous Forms S-8”), are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

[1]

Effective September 1, 2009, the Deferred Profit-Sharing Plan for Craft Employees has been merged with and into the Deferred Profit-Sharing Plan for Tobacco Workers, which was renamed Deferred Profit-Sharing Plan for Hourly Employees. As the registration statement for the Deferred Profit-Sharing Plan for Craft Employees is no longer effective, it is not reflected above.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

5.2

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the 401(k) Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1

Powers of Attorney executed by Elizabeth E. Bailey, Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz and Nabil Y. Sakkab (incorporated by reference to Exhibit 24 to the Registrant’s registration statement on Form S-8, File No. 333-167516, filed with the Commission on June 15, 2010).

99.1	Deferred Profit-Sharing Plan for Salaried Employees (filed herewith).

99.2	Deferred Profit-Sharing Plan for Hourly Employees (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 28th day of October, 2010.

ALTRIA GROUP, INC.

By:	/S/ MICHAEL E. SZYMANCZYK
Michael E. Szymanczyk
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

/s/ MICHAEL E. SZYMANCZYK (Michael E. Szymanczyk)		Director, Chairman of the Board and Chief Executive Officer	October 28, 2010

/s/ DAVID R. BERAN (David R. Beran)		Executive Vice President and Chief Financial Officer	October 28, 2010

/s/ LINDA M. WARREN (Linda M. Warren)		Vice President and Controller	October 28, 2010

Elizabeth E. Bailey, Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz and Nabil Y. Sakkab		Directors

By:	/s/ MICHAEL E. SZYMANCZYK (Michael E. Szymanczyk, Attorney-in-Fact)		October 28, 2010

Pursuant to the requirements of the Securities Act of 1933, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Salaried Employees, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 28th day of October, 2010.

DEFERRED PROFIT-SHARING PLAN FOR
SALARIED EMPLOYEES

By:	/s/ PETER C. FAUST
Name: Peter C. Faust
Title: Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act of 1933, Peter C. Faust, Vice President, Compensation & Benefits, Altria Client Services Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Hourly Employees, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 28th day of October, 2010.

DEFERRED PROFIT-SHARING PLAN FOR
HOURLY EMPLOYEES

By:	/s/ PETER C. FAUST
Name: Peter C. Faust
Title: Vice President, Compensation & Benefits

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

5.2

In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of Regulation S-K, the Company hereby confirms that it has submitted the 401(k) Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1

Powers of Attorney executed by Elizabeth E. Bailey, Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones, George Muñoz and Nabil Y. Sakkab (incorporated by reference to Exhibit 24 to the Registrant’s registration statement on Form S-8, File No. 333-167516, filed with the Commission on June 15, 2010).

99.1	Deferred Profit-Sharing Plan for Salaried Employees (filed herewith).

99.2	Deferred Profit-Sharing Plan for Hourly Employees (filed herewith).